Exhibit 23.1

KPMG LLP

100 New Park Place, Suite 1400

Vaughan, ON L4K 0J3

Tel 905-265 5900

Fax 905-265 6390

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aptose Biosciences Inc.

We, consent to use of our report dated March 23, 2023, on the consolidated financial statements of Aptose Biosciences Inc., which comprise the consolidated statements of financial position as at December 31, 2022 and December 31, 2021, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and the related notes, which is incorporated by reference, and to the reference to our firm under the heading “Experts”, in the prospectus included in the registration statement (No. 333-[ ]) dated December 1, 2023 on Form S-1 of Aptose Biosciences Inc..

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 1, 2023

Vaughan, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP. Document classification: KPMG Confidential